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                                                                   EXHIBIT 11.1

                DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES
                        STATEMENT REGARDING EARNINGS PER SHARE
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                       THREE MONTHS             SIX MONTHS
                                      ENDED JUNE 30,          ENDED JUNE 30,
                                  ----------------------  ----------------------
PRIMARY                              1997        1996        1997        1996
                                     ----        ----        ----        ----
SHARES OUTSTANDING:
Weighted average number of
    shares outstanding             1,747,812   1,742,047   1,699,598   1,742,047
Net effect of dilutive stock
    options (1)                       69,237     111,017     128,543     111,017
                                  ----------  ----------  ----------  ----------
                                   1,817,049   1,853,064   1,828,141   1,853,064
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Income before extraordinary item  $  642,924  $  451,251  $  833,796  $  789,326
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Earnings per common share
    before extraordinary item     $     0.35  $     0.24  $     0.46  $     0.43
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Income from extraordinary item    $        -  $        -  $   43,083  $        -
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Earnings per common share
    from extraordinary item       $        -  $        -  $     0.02  $        -
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Net income                        $  642,924  $  451,251  $  876,879  $  789,326
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Net income per common share       $     0.35  $     0.24  $     0.48  $     0.43
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
FULLY DILUTED
SHARE OUTSTANDING:
  Weighted average number of
      shares outstanding           1,747,812   1,742,047   1,699,598   1,742,047
  Net effect of dilutive stock
      options (1)                    135,542     111,017     179,738     111,017
                                  ----------  ----------  ----------  ----------
                                   1,883,354   1,853,064   1,879,336   1,853,064
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Income before extraordinary item  $  642,924  $  451,251  $  833,796  $  789,326
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Earnings per common share
    before extraordinary item     $     0.34  $     0.24  $     0.45  $     0.43
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Income from extraordinary item    $        -  $        -  $   43,083  $        -
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Earnings per common share
    from extraordinary item       $        -  $        -  $     0.02  $        -
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Net income                        $  642,924  $  451,251  $  876,879  $  789,326
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------
Net income per common share       $     0.34  $     0.24  $     0.47  $     0.43
                                  ----------  ----------  ----------  ----------
                                  ----------  ----------  ----------  ----------

    (1) The effects of dilutive stock options are based upon the treasury stock method using average market price during the period for primary amounts, and the higher of average market price or the market price at the end of the period for fully diluted amounts.